NWT Uranium Corp. 1001 - 543 Granville St. Vancouver BC V6C 1X8 Canada	Nu-Mex Uranium Corp. Plaza Paseo 4801 Lang Ave NE, Suite 110 Albuquerque, NM 8710

NU-MEX URANIUM CORP. AND NWT URANIUM CORP.
SIGN LETTER AGREEMENT FOR A BUSINESS COMBINATION

ALBUQUERQUE, NM/VANCOUVER, BC/ November 19, 2007/ PRPresswire-FirstCall/Effective/ Nu-Mex Uranium Corp. ("Nu-Mex") and NWT Uranium Corp. ("NWT") have today entered into a letter agreement (the "Letter Agreement") that contemplates the acquisition of NWT by Nu-Mex. The Letter Agreement requires that the two companies enter into a definitive agreement no later than December 20, 2007, and that the definitive agreement will contain customary conditions to closing, including the required approvals from the Ontario Court of Superior Justice, the TSX Venture Exchange (the "Exchange") and the shareholders of NWT. The proposed transaction is also subject to Nu-Mex arranging a financing of not less than $10 million and up to $25 million which is to close concurrently with the completion of the transaction. Additionally, the proposed transaction is subject to NWT's receipt of a favourable fairness opinion and to the shares of common stock of Nu-Mex being listed on a Canadian stock exchange.

Under the terms of the Letter Agreement the proposed transaction is expected to be effected by way of a statutory plan of arrangement (the "POA") under the Business Corporations Act (Ontario). It is expected that the POA will contemplate the acquisition of all of the NWT shares, directly or indirectly by Nu-Mex in exchange for Nu-Mex shares. NWT security-holders will receive an appropriate number of Nu-Mex securities in exchange for their NWT securities.

The Letter Agreement contemplates an exchange ratio of one third (1/3) of one share of Nu-Mex common stock for every issued and outstanding common share of NWT. Any outstanding options, warrants and similar rights to acquire common shares of NWT will be exchanged for analogous options, warrants and similar rights to acquire common shares of Nu-Mex at the same exchange ratio.

The Letter Agreement imposes a mutual standstill on Nu-Mex and NWT during its term. In the event that the Letter Agreement is terminated and either party accepts a superior proposal, the Letter Agreement imposes a cash break fee of 2% of the market capitalization of NWT, subject to a minimum amount of CDN$5 million.

Nu-Mex and NWT are arm's length parties, and the insiders of each are also all at arm's length. It is presently anticipated that upon completion of the POA, each of Richard M. Cherry, Ganpat Mani, James D. Brown, Jas Butalia and D. Bruce Horton from Nu-Mex and Marek J. Kreczmer from NWT and one additional director from NWT will be added to the Nu-Mex board and that Mr. Kreczmer will become the President and Chief Executive Officer and Mr. William D. Thomas will become the Chief Financial Officer of Nu-Mex.

Nu-Mex anticipates that the Nu-Mex securities will be issued to NWT security holders pursuant to exemptions from the registration and prospectus requirements of applicable Canadian and United States securities laws. In particular, Nu-Mex proposes that the transaction be structured in a manner that will entitle Nu-Mex to rely on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "1933 Act") provided for in section 3(a)(10) of the 1933 Act.

There is no guarantee that a definitive agreement will be entered into, or if entered into, that it will complete.

Completion of the transaction is subject to a number of conditions, including Exchange acceptance and disinterested shareholder approval. The transaction cannot close until the required shareholder approval is obtained. There can be no assurance that the transaction will be completed as proposed or at all.

Investors are cautioned that, except as disclosed in the Management Information Circular to be prepared in connection with the transaction, any information released or received with respect to the transaction may not be accurate or complete and should not be relied upon. Trading in the securities of NWT Uranium Corp. should be considered highly speculative.

The TSX Venture Exchange has in no way passed upon the merits of the proposed transaction and has neither approved nor disapproved the contents of this press release.

About NWT Uranium Corp.:

NWT Uranium Corp. is an international resource exploration company with an experienced, highly technical management team. NWT is incorporated under the laws of the province of Ontario, Canada. Since its inception, NWT has concentrated on the acquisition of properties with potential uranium targets.

NWT currently has uranium exploration projects in: Niger through its holding in Niger Uranium Ltd. (see below); the Waterbury property in Saskatchewan, Canada; the North Rae and Daniel Lake properties in Québéc, Canada as well as a silver-gold property at Picachos in Mexico. Information on the Waterbury, North Rae, Daniel Lake and Picachos properties can be found in NWT's December 31, 2006 annual report and June 30, 2007 financial statements and MD&A filed on SEDAR.

NWT holds a 38.5% stake in Niger Uranium Ltd., a uranium exploration company trading on the AIM exchange in London, UK. Niger Uranium Ltd. holds a total of eight highly prospective properties in Niger, one of the world's leading uranium producers. The eight concessions - named Irhazer, In Gall, Damas 1 to 4 and Dabala 3 and 4 - cover 1,673,644 (6,773 square kilometres).

NWT has cash and cash equivalents of approximately $14MM and no debt.

For further information see: www.nwturanium.com

Symbol: OTCBB - NWURF; TSX Venture - NWT.

Contact person: Marek J. Kreczmer, M.Sc., P.Eng., President and CEO, NWT Uranium Corp., (866) 437-9551 or +1 (416) 489-0092; info@nwturanium.com.

About Nu-Mex Uranium Corp.:

Nu-Mex Uranium Corp. is an exploration stage uranium mining company with corporate offices in London, England, and operational offices in New Mexico, USA. It was incorporated under the laws of the State of Nevada on October 11, 2004, as Ancor Resources Inc. On May 24, 2007, Ancor Resources Inc. filed Articles of Merger with the Secretary of State of Nevada pursuant to which it merged with its newly incorporated and wholly-owned subsidiary, Nu-Mex Uranium Corp. The merger was completed on 4 June 2007, and Ancor Resources Inc., as the surviving corporation, changed its name to Nu-Mex Uranium Corp.

Effective September 14, 2007, Nu-Mex entered into an Option and Joint Venture Agreement with Strathmore Resources (US) Ltd. ("Strathmore"), pursuant to which Nu-Mex obtained an option to acquire up to a 65% interest in Strathmore's Nose Rock exploration-stage property, in consideration for making certain payments to Strathmore and making certain expenditures on the property as described in more detail in Note 3(a) to the interim financial statements included in Nu-Mex's quarterly report on Form 10-QSB for the period ended August 31, 2007 (the "Form 10-QSB"). The Nose Rock property is located northeast of Crownpoint within the Grants Mineral Belt in the State of New Mexico. Nu-Mex filed the Form 10-QSB with the United States Securities Exchange Commission on .October 15, 2007, and it is available on the Internet at www.sec.gov.

Effective October 5, 2007, Nu-Mex entered into an Option and Joint Venture Agreement with Strathmore, pursuant to which Nu-Mex obtained an option to acquire up to a 65% interest in Strathmore's Dalton Pass exploration stage-property, in consideration of making certain payments to Strathmore and making certain expenditures on the property as described in more detail in Note 3(b) to the interim financial statements included in the Form 10-QSB. The Dalton Pass property consists of certain federal lode mining claims located between the Church Rock and Crownpoint uranium districts of the western Grants Mineral Belt in the State of New Mexico.

Pursuant to a mineral property staking and purchase agreement dated January 28, 2005, Nu-Mex also agreed to acquire a 100% undivided right, title and interest in a gold/silver/copper mineral claim unit located in the Alberni Mining Division of British Columbia, Canada for a cash payment of $2,015. However, Nu-Mex has decided not to proceed with this property.

The following table presents certain selected historical financial data presented for, and as at, the periods and dates indicated:

	Six Months Ended August 31, 2007	From Inception on October 11, 2004 to August 31, 2007
	(unaudited)	(unaudited)
Statements of Operations Data:
Revenue	$ -	$ -
Net loss	(649,744)	(569,522)
Basic and diluted loss per common share		(0.016)
Weighted average number of shares outstanding		35,570,652(1)
(1) As of October 12, 2007, 35,625,000 shares of common stock were outstanding.

	As at August 31, 2007	As at February 28, 2007
	(unaudtied)	(audited)
Balance Sheet Data:

Cash and cash equivalents	$ 1,008,993	$ 4,038
Prepaid expenses	-	300
Total assets	$ 1,008,993	$ 4,338
Total current liabilities	608,837	34,660
Stockholders' equity	1,008,993	4,338

Historical financial information as of and for the six months ended August 31, 2007, and for the period from inception on October 11, 2004 to August 31, 2004 has been derived from, and should be read in conjunction with, Nu-Mex's unaudited financial statements included in the Form 10-QSB. Historical financial information as of the year ended February 28,2007 has been derived from, and should be read in conjunction with, Nu-Mex's audited financial statements included in Nu-Mex's annual report on Form 10-KSB, filed with the United States Securities Exchange Commission on June 13, 2007, and available on the Internet at www.sec.gov.

Nu-Mex's financial statements have been prepared based on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Nu-Mex has incurred operating losses in the period between inception and August 31, 2007 of $649,744, and it had working capital of $400,156 at August 31, 2007. Nu-Mex requires additional funding to meet its ongoing obligations and operating losses. Its ability to continue as a going concern is dependant on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to Nu-Mex's ability to continue as a going concern. Nu-Mex intends to continue to fund its exploration business by way of private placements and advances from shareholders as may be required, the availability of which cannot be assured..

For further information see: www.nu-mexuranium.com
Symbol: OTCBB - NUMX; Frankfurt AN4, WKN NO. A0MUN4

Contact person: D. Bruce Horton, President and CEO, Nu-Mex Uranium Corp., (505) 842-5537.
Contact North America: Investor Relations
Tel.: 866-676-0153
Contact Europe: Investor Relations
Tel.: +44-20-7665-1646

SAFE HARBOR STATEMENTS:

This press release contains "forward-looking information" that is based on the parties' current expectations, estimates, forecasts and projections. This forward-looking information includes, among other things, statements with respect to Nu-Mex's proposed transaction with NWT. The words "may", "would", "could", "should", "will", "likely", "expect," "anticipate," "intend", "estimate", "plan", "forecast", "project" and "believe" or other similar words and phrases are intended to identify forward-looking information. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the parties' actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Such factors include, but are not limited to: the parties' ability to agree on the terms and conditions of a definitive agreement; uncertainty regarding the parties' ability to obtain the necessary regulatory and shareholder approvals; availability of financing; and results of due diligence. There are no assurances that Nu-Mex and NWT will enter into a definitive agreement, or if entered into, that the transaction will be consummated. This list is not exhaustive of the factors that may affect our forward-looking information. These and other factors should be considered carefully and readers should not place undue reliance on such forward-looking information. Both parties disclaim any intention or obligation to update or revise forward-looking information, whether as a result of new information, future events or otherwise.

This press release has been prepared by management of the parties who takes full responsibility for its contents. Each of the TSX Venture Exchange, the NASD, the SEC and the OTCBB neither approves nor disapproves of the contents of this press release. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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